EXHIBIT 32

WRITTEN STATEMENT

 PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Raymond E. Wirta, Chief Executive Officer, and Kenneth J. Kay, Chief Financial Officer of CBRE Holding, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that:

(i)            the Quarterly Report on Form 10-Q for the period ending September 30, 2003, of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2003

/s/ RAYMOND E. WIRTA
Raymond E. Wirta
Chief Executive Officer

/s/ KENNETH J. KAY
Kenneth J. Kay
Chief Financial Officer